Registration No. 333-69214

United States
Securities and Exchange Commission

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-0732648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

259 North Radnor-Chester Road, Suite 100 Radnor	Pennsylvania 19087
(Address of Principal Executive Offices)

2001 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

DEAN A. BERTOLINO, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
AIRGAS, INC.
Radnor Court
259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania 19087
(Name and address of agent for service)

(610) 687-5253
(Telephone number, including area code, of agent for service)

Copies to:

NANCY D. WEISBERG, ESQUIRE
McCAUSLAND, KEEN & BUCKMAN
Radnor Court
259 North Radnor-Chester Road, Suite 160
Radnor, Pennsylvania 19087

(610) 341-1000

Deregistration of Shares

The Registrant’s 2001 Employee Stock Purchase Plan has been terminated. The Registrant hereby files this Post-Effective Amendment No. 1 to its Registration Statement No. 333-69214 filed on Form S-8 solely for the purpose of deregistering 1,500 shares of Common Stock previously registered pursuant to such Registration Statement that remained unsold upon the termination of the plan.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-69214 to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania on December 23, 2004.

Airgas, Inc. Registrant
By:	/s/Peter McCausland
Peter McCausland, Chairman of the
Board and Chief Executive Officer (Principal Executive Officer)

By:	/s/Roger F. Millay
Roger F. Millay, Senior Vice
President and Chief Financial Officer (Principal Financial Officer)

By:	/s/Robert M. McLaughlin
Robert M. McLaughlin, Vice
President and Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-69214 has been signed by the following persons in the capacities indicated on December 23, 2004.

Signature	Title

/s/Peter McCausland	Director
Peter McCausland
Director
William O. Albertini
/s/W. Thacher Brown *	Director
W. Thacher Brown
/s/James W. Hovey *	Director
James W. Hovey
Director
Richard C. Ill
/s/David M. Stout *	Director
David M. Stout
/s/Paula A. Sneed *	Director
Paula A. Sneed
/s/Lee M. Thomas *	Director
Lee M. Thomas
/s/Robert L. Yohe *	Director
Robert L. Yohe

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Post-Effective Amendment No. 1 to its registration statement to be signed by the following persons in the capacities indicated on December 23, 2004.

Airgas, Inc. 2001 Employee Stock Purchase Plan

(Plan)

By:	Governance and Compensation Committee of the Airgas, Inc. Board of Directors as Plan Administrator

/s/David M. Stout *	Director

David M. Stout

/s/Lee M. Thomas *	Director

Lee M. Thomas

/s/Robert L. Yohe *	Director

Robert L. Yohe

* Todd R. Craun, by signing his name hereto, does sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-69214, pursuant to powers of attorney previously filed as Exhibit 24.

/s/Todd R. Craun	December 23, 2004

Todd R. Craun, Attorney-in-Fact